Exhibit 10.1

AIRCRAFT TIME-SHARING AGREEMENT

This AIRCRAFT TIME-SHARING AGREEMENT (“Agreement”) dated as of February 27, 2019 (the “Effective Date”) is between CHEVRON U.S.A. INC., a Pennsylvania corporation, with offices at 6001 Bollinger Canyon Rd., San Ramon, CA, 94583 (“Lessor”), and MICHAEL K. WIRTH, whose address is 6001 Bollinger Canyon Rd., San Ramon, CA, 94583 (“Lessee”). Lessor and Lessee will be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.
Lessor has the right of possession of the aircraft, equipped with engines and components as described in Exhibit A - Leased Aircraft Subject to the Time-Sharing Agreement, attached and made a part of this Agreement, (the “Aircraft”).

B.	Lessor employs a fully qualified flight crew to operate the Aircraft.

C.
To provide for the safety and security of Lessee in his capacity as Lessor’s Chairman and Chief Executive Officer and to maximize Lessee’s ability to carry out the responsibilities of his position, Lessor has determined it is appropriate for Lessor to make the Aircraft available to Lessee for his personal use, subject to the terms and conditions set forth in this Agreement.

D.
Lessor therefore desires to provide to Lessee, and Lessee desires to have the use of the Aircraft with flight crew on a non-exclusive time-sharing basis, as defined in section 91.501(c)(1) of the Federal Aviation Administration (“FAA”) regulations.

E.	This Agreement sets forth the understanding of the Parties as to the terms under which Lessor may provide Lessee with the use, on a periodic basis, of the Aircraft, currently operated by Lessor.

F.	The use of the Aircraft under this Agreement will at all times be pursuant to and in full compliance with the requirements of sections 91.501(b)(6), 91.501(c)(1), and 91.501(d) of the FAA regulations.
AGREEMENT

1.	USE OF AIRCRAFT

1.1
Lessee may use the Aircraft from time to time, with Lessor’s permission and approval, for any and all lawful purposes allowed by FAA regulations at such times as the Lessor does not require the use of the Aircraft.

1.2	Lessee represents, warrants, and covenants to Lessor that:

(A)
Lessee shall use the Aircraft for his personal use and shall not use the Aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire and shall not accept any reimbursement from a passenger or otherwise for charges for air transportation of passengers or cargo under this Agreement;

(B)
Lessee shall refrain from incurring any mechanics lien or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, and Lessee shall not attempt to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into a lien;

(C)
During the term of this Agreement, Lessee shall abide by and conform to all such laws, governmental, and airport orders, rules, and regulations that are in effect from time to time relating in any way to the operation and use of the Aircraft by a time-sharing lessee.

1.3
Lessee shall provide Lessor with notice of his desire to use the Aircraft and proposed flight schedules as far in advance of any given flight as possible, and in any case, in advance of Lessee’s planned departure. Requests for flight time will be in a form, whether written or oral, mutually convenient to and agreed upon by the Parties. In addition to the proposed schedules and flight times Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Lessor or Lessor’s flight crew:

(A)	Proposed departure point;

(B)	Destination;

(C)	Date and time of flight;

(D)	The number and identity of anticipated passengers and relationship to the Lessee;

(E)	The date and time of return flight, if any;

(F)	For international trips, passport information and Customs-required information for all passengers; and

(G)
Any other information concerning the proposed flight that may be pertinent or required by Lessor or Lessor’s flight crew, including whether Lessee requests any food and beverages, passenger ground transportation, or access to airline lounges.

1.4	Lessor shall notify Lessee as to whether the requested use of the Aircraft can be accommodated and, if not, the Parties shall discuss alternatives.

1.5	The Lessor’s use of the Aircraft will take precedence over Lessee’s use.

1.6
Any maintenance and inspection of the Aircraft takes precedence over scheduling of the Aircraft. However, the Lessor may, but is not obligated to, permit Lessee to use the Aircraft if such maintenance or inspection can be safely deferred in accordance with applicable laws and regulations and the Pilot in Command agrees the flight can be conducted safely.

1.7
Lessor has and will maintain sole and exclusive authority over the scheduling of Lessee’s use of the Aircraft. Notwithstanding any other contrary provision in this Agreement, Lessee acknowledges and agrees that Lessor will be entering into other leases with other persons and entities, and as a consequence, Lessor shall generally provide the Aircraft to Lessee under this Agreement and other persons and entities under other leases on a first-come, first-served basis or otherwise in Lessor’s sole discretion and that Lessor will in no event be in violation of this Agreement for providing the Aircraft to such other persons or entities at a time when Lessee desires to use the Aircraft pursuant to this Agreement.

1.8
Lessor has the right to add or substitute aircraft of similar type, quality, and equipment, and to remove aircraft from the fleet, from time to time during the term of this Agreement. Upon each such change in the Aircraft, Lessor shall send to Lessee a revised Exhibit A - Leased Aircraft Subject to the Time-Sharing Agreement.

1.9	Lessor shall not be liable to Lessee or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason.

2.	TERM AND TERMINATION

2.1	Term. This Agreement is effective from the Effective Date and terminates as provided in Section 2.2 (Termination) of this Agreement.

2.2
Termination. Either Party may terminate this Agreement for any reason upon written notice to the other, such termination to become effective 30 days from the date of the notice; provided that this Agreement may be terminated on such shorter notice with respect to any Aircraft as may be required to comply with applicable laws, regulations, the requirements of any financial institution with a security or other interest in such Aircraft, insurance requirements, in the event the insurance required under this Agreement is not in full force and effect or if Lessor sells or transfers such Aircraft.

3.	AIRCRAFT MAINTENANCE AND OPERATION

3.1
Maintenance. Lessor, at its own cost and expense, will service, maintain, and repair the Aircraft in compliance with all maintenance standards of the Aircraft and all requirements of Part 91 of the FAA regulations. Each Aircraft will remain in good operating condition and in a condition consistent with its airworthiness certification, including all FAA-issued airworthiness directives and mandatory service bulletins.

3.2
Operational Control. The parties expressly agree that Lessor must have and maintain operational control of the Aircraft for all flights operated under this Agreement, and that the intent of the Parties is that this Agreement constitutes a “Time-Sharing Agreement” as such term is defined in section 91.501(c)(1) of the FAA regulations. Lessor will be responsible for the physical and technical operation of the Aircraft and the safe operation of all flights and will exercise exclusive authority over initiating, conducting, or terminating any flight conducted on behalf of Lessee pursuant to this Agreement.

3.3
Identification of Chargeable Costs and Expenses. Lessor is responsible for identifying and calculating all costs and expenses relating to: (A) food and beverages (including alcoholic beverages) provided in flight), (B) ground transportation for passengers if requested, (C) weather information at the destination, and (D) any ground transportation, hotel accommodations or other travel expenses of the pilot and crew. Lessor may charge Lessee for any such expenses, in accordance with Sections 5.1 (Flight Charges) and 5.2 (Invoices and Payments) of this Agreement.

3.4
Authority of the Pilot in Command. The Pilot in Command has absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether a flight will be undertaken, the route to be flown, the place where landings will be made and all other matters relating to operation of the Aircraft. Lessee specifically agrees that the flight crew has final and complete authority to delay or cancel any flight for any reason or condition which, in sole judgment of the Pilot in Command, could compromise the safety of the flight and to take any other action which, in the sole judgment of the Pilot in Command, is necessitated by considerations of safety. No such action of the Pilot in Command shall create or support any liability to Lessee or any other person for loss, injury, damages or delay.

3.5
Flight Crew. Lessor is responsible for providing a qualified flight crew for all flight operations under this Agreement who must be qualified and possess ratings required by the FAA to operate the aircraft and are responsible for operating the aircraft within applicable FAA regulations and Lessor’s policies.

3.6	Base of Operations. For purposes of this Agreement, the permanent base of operation of the Aircraft will be Oakland International Airport, Oakland, California.

4.	TIME-SHARING ARRANGEMENT

4.1
It is intended that this Agreement is and will meet the requirements of a “Time-Sharing Agreement” as that term is defined in section 91.501(c)(1) of the FAA regulations under which Lessor will lease the Aircraft and flight crew to Lessee.

5.	REIMBURSEMENT

5.1
Flight Charges. Where applicable, Lessee may reimburse Lessor for each flight conducted under this Agreement the actual expenses of each specific flight as authorized by FAA regulation Part 91.501(d) and invoiced by Lessor pursuant to Section 5.2 (Invoices and Payment) of this Agreement. These expenses may and must only include:

(A)	Fuel, oil, lubricants, and other additives;

(B)	Travel expenses of the crew, including food, lodging, and ground transportation;

(C)	Hangar and tie-down costs away from the Aircraft’s base of operations;

(D)	Insurance obtained for the specific flight;

(E)	Landing fees, airport taxes, and similar assessments;

(F)	Customs, foreign permit, and similar fees directly related to the flight;

(G)	In flight food and beverages;

(H)	Passenger ground transportation;

(I)	Flight planning and weather contract services; and

(J)	An additional charge equal to 100% of the expenses listed in Section 5.1(A) (Flight Charges) of this Agreement.

5.2
Invoices and Payment. Lessor will initially pay all expenses related to the operation of the Aircraft in the ordinary course. For each flight operated under this Agreement for which Lessor seeks reimbursement, Lessor shall provide an invoice to Lessee for the certain or all of the charges listed in Section 5.1 of this Agreement (Flight Charges) within 90 days after the completion of each such flight. If Lessor seeks reimbursement, Lessee shall pay the full amount of such invoice, together with any applicable taxes and any segment and landing fees associated with such flight(s) under Section 6 (Taxes) of this Agreement, to Lessor within 30 days after receipt of the invoice. In the event Lessor has not received a supplier invoice for reimbursable charges relating to such flight prior to such invoicing, Lessor shall issue a supplemental invoice for such charges to Lessee within 30 days of the date of receipt of the supplier invoice, and Lessee shall pay such supplemental invoice amount within 30 days after receipt. Lessee shall further pay all costs incurred by Lessor in collecting any amounts due from Lessee pursuant to the provisions of this Section 5 (Reimbursement) after delinquency, including court costs and reasonable attorneys’ fees.

6.	TAXES

6.1
In addition to the rental rate referenced in Section 5.1 (Flight Charges) of this Agreement, Lessee shall pay or reimburse Lessor applicable tax which may be levied or assessed on a payment or use hereunder upon notice and request of Lessor (although any such taxes shall be imposed only to the extent that the payment relates to taxable air transportation provided to Lessee).

7.	INSURANCE AND LIMITATION OF LIABILITY

7.1
Representation. Lessor represents that the flight operations for the Aircraft as contemplated in this Agreement will be covered by the Lessor’s (or the Lessor’s 100% wholly owned subsidiary’s), aircraft bodily injury and property damage liability insurance, passenger, pilot and crew voluntary settlement insurance, and statutory workers compensation and employers’ liability insurance.

7.2
Insurance. Lessor will maintain or cause to be maintained in full force and effect throughout the term of this Agreement aircraft liability insurance in respect of the Aircraft in an amount at least equal to $100 million combined single limit for bodily injury to or death of persons (including passengers) and property damage liability. Lessor will retain all rights and benefits with respect to the proceeds payable under policies of insurance maintained by Lessor (or the Lessor’s 100% wholly owned subsidiary) that may be payable as a result of any incident or occurrence while an Aircraft is being operated on behalf of Lessee under this Agreement.

7.3	Liabilities.

(A)
In no event shall Lessor be liable to Lessee or its family members, employees, agents, representatives, guests, or invitees for any claims or liabilities, including property damage or injury and death, and expenses, including attorneys’ fees, in excess of the amount paid by Lessor’s insurance carrier in the event of such loss.

(B)
In no event shall Lessor be liable to Lessee or its family members, employees, agents, representatives, guests, or invitees for any indirect, special, or consequential damages and/or punitive damages of any kind or nature under any circumstances or for any reason including any delay or failure to furnish the Aircraft and flight crew pursuant to this Agreement or occasioned by the performance or non-performance of any services covered by this Agreement.

7.4	Survival. This Section 7 (Insurance and Limitation of Liability) will survive the termination of this Agreement.

8.	NO WARRANTY

8.1
NEITHER LESSOR (NOR ITS AFFILIATES) MAKES, HAS MADE OR WILL BE DEEMED TO MAKE OR HAVE MADE: ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED UNDER THIS AGREEMENT OR ANY ENGINE OR COMPONENT OF ANY AIRCRAFT INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, INTELLECTUAL PROPERTY INFRINGEMENT OR TITLE.

9.	GOVERNING LAW AND DISPUTE RESOLUTION

9.1
Dispute Resolution. This Agreement is governed by and interpreted under the laws of the State of California, without regard to its choice of law rules, except that the rules of the Federal Arbitration Act, 9 USC §§1-16 (the “Act”) govern this Section 9 (Governing Law and Dispute Resolution). If any dispute arises out of this Agreement, and if the dispute cannot be resolved by direct negotiations, either Party may initiate confidential mediation by giving notice to the other. If the Parties fail to resolve the dispute within 60 days from notice of mediation, the dispute must be finally resolved by binding, confidential arbitration in accordance with this Section 9 (Governing Law and Dispute Resolution), and either Party may initiate arbitration by giving notice to the other Party. The place of mediation and arbitration will be San Francisco, California. One arbitrator will conduct the proceedings in accordance with the International Institute for Conflict Prevention and Resolution

(“CPR”) Rules. The arbitrator has the exclusive power to rule on its own jurisdiction, including the existence or validity of the arbitration agreement. The Parties waive irrevocably their right to any form of appeal, review, or recourse from the final arbitration award to any court or other competent authority to the extent such waiver may be validly made, except that proceedings to (A) preserve property or seek injunctive relief or (B) enforce an award under this Section 9 (Governing Law and Dispute Resolution) may be brought in any court of competent jurisdiction in San Francisco, California.

10.	COUNTERPARTS

10.1	This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together shall constitute one and the same agreement.

11.	NOTICES AND COMMUNICATIONS

11.1
All notices under this Agreement (except for notices made purely for flight scheduling, which are governed by the provisions of Section 1.3 of this Agreement) must be delivered by hand, sent by reputable guaranteed overnight delivery service, sent by first-class United States mail, certified, postage prepaid, return receipt requested, or sent by e-mail to the addresses of the parties set forth below:

If to Lessor:     Chevron U.S.A., Inc.
6001 Bollinger Canyon Rd., San Ramon, CA, 94583
Attention: Manager, Corporate Aviation Services
E-mail: LMedlin@chevron.com

If to Lessee:     Michael K. Wirth
6001 Bollinger Canyon Rd. San Ramon, CA 94583
E-mail: MKWirth@chevron.com

11.2
Notice will be deemed given when delivered or sent in the manner provided in this Section 11 (Notices and Communications). At any time, either Party may change its address for purposes of notices under this Agreement by giving notice to the other Party in accordance herewith.

12.	FURTHER ACTS

12.1
Lessor and Lessee shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary to: (A) carry out the intent and purpose of this Agreement and (B) establish, maintain and protect the respective rights and remedies of the other Party.

13.	SUCCESSORS AND ASSIGNS

13.1
Neither this Agreement nor any Party’s interest in this Agreement may be assignable to any other party whatsoever, except that Lessor may assign its interest without the consent of the Lessee to an affiliate or any person that assumes the associated assets of the Lessor under a reorganization, merger, consolidation, or asset sale. This Agreement will inure to the benefit of and be binding upon the Parties, their heirs, representatives and successors.

14.	SEVERABILITY

14.1
If any one or more of the provisions of this Agreement are for any reason held to be invalid, illegal, or unenforceable, those provisions will be replaced by provisions acceptable to both Parties to this Agreement.

15.	RIGHT OF POSSESSION

15.1
Lessor has the right of possession to the Aircraft described in Exhibit A - Leased Aircraft Subject to Time-Sharing Agreement as owner of the Aircraft. Nothing in this Agreement constitutes a transfer of Lessor’s possessory rights to the Aircraft.

16.	INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS

16.1
Lessor shall provide a copy of this Agreement for and on behalf of both Parties to: Federal Aviation Administration, Aircraft Registration Branch, Attention: Technical Section, P.O. Box 25724, Oklahoma City, Oklahoma 73125, within 24 hours of its execution, as provided by section 91.23(c)(1) of the FAA regulations.

16.2
At least 48 hours before the first flight under this Agreement, Lessor shall, for and on behalf of Lessee comply with the notification requirements of section 91.23(c)(3) of the FAA regulations by notifying the Oakland FAA Flight Standards District Office, by telephone at (510) 748-0122, or in person at 1420 Harbor Bay Parkway, Suite 280, Alameda, CA 94502, of:

(A)	The location of the airport of departure;

(B)	The departure time; and

(C)	The registration number of the Aircraft.

16.3
A copy of this Agreement must be carried on the Aircraft at all times and must be made available for inspection upon request by an appropriately constituted and identified representative of the Administrator of the FAA.

17.	TRUTH IN LEASING DISCLOSURES

17.1
LESSOR CERTIFIES THAT EACH AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE EFFECTIVE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE REQUIREMENTS OF PART 91 OF THE FAA REGULATIONS.

17.2
THE PARTIES HERETO CERTIFY DURING THE TERM OF THIS AGREEMENT AND FOR ALL OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE REQUIREMENTS OF PART 91 OF THE FAA REGULATIONS.

17.3
LESSOR, CHEVRON U.S.A. INC., WHOSE ADDRESS APPEARS IN SECTION 11 (NOTICES AND COMMUNICATIONS) ABOVE AND WHOSE AUTHORIZED SIGNATURE APPEARS BELOW, MUST HAVE AND RETAIN OPERATIONAL CONTROL OF THE AIRCRAFT DURING ALL OPERATIONS CONDUCTED PURSUANT TO THIS AGREEMENT. EACH PARTY IN THIS AGREEMENT CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES SET FORTH IN THIS AGREEMENT FOR COMPLIANCE WITH APPLICABLE FAA REGULATIONS.

17.4	THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FAA REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

The Parties have each caused this Agreement to be duly executed as of the date indicated below their signature.

LESSOR: CHEVRON U.S.A. INC.		LESSEE: MICHAEL K. WIRTH

Signature:		Signature:

/s/ Kari H. Endries		/s/ M. K. Wirth
Date:	February 27, 2019	Date:	February 26, 2019
Name:	Kari H. Endries	Title:	Chairman and Chief Executive Officer
Title:	Vice President and Secretary

EXHIBIT A - LEASED AIRCRAFT SUBJECT TO TIME-SHARING AGREEMENT
The “Aircraft” listed in this Exhibit A are subject to this Agreement, however pursuant to Section 1.8, Lessor has the right to add or substitute aircraft of similar type, quality, and equipment, and to remove aircraft from the fleet, from time to time during the term of this Agreement.

Aircraft Manufacturer	Gulfstream Aerospace
Model:	GVI (G650ER)
Manufacturer’s Serial Number:	6346
FAA Registration Number:	N1895T
Make & Model of Engines:	Rolls-Royce - BR725A1-12
Engine Serial Numbers:	25803 - Left SN 25802 - Right SN
Aircraft Manufacturer	Gulfstream Aerospace
Model:	GVI (G650ER)
Manufacturer’s Serial Number:	6257
FAA Registration Number:	N1901G
Make & Model of Engines:	Rolls-Royce - BR725A1-12
Engine Serial Numbers:	25625 - Left SN 25624 - Right SN

Aircraft Manufacturer	Gulfstream Aerospace
Model:	GV-SP (G550)
Manufacturer’s Serial Number:	5199
FAA Registration Number:	N443M
Make & Model of Engines:	Rolls-Royce - BR700-710C411
Engine Serial Numbers:	15501 - Left SN 15504 - Right SN

Aircraft Manufacturer	Gulfstream Aerospace
Model:	GV-SP (G550)
Manufacturer’s Serial Number:	5386
FAA Registration Number:	N5092
Make & Model of Engines:	Rolls-Royce - BR700-710C411
Engine Serial Numbers:	15889 - Left SN 15890 - Right SN

A-1